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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 20, 2006

                            FIRST SOUTH BANCORP, INC.
                            -------------------------
             (Exact Name of Registrant as Specified in Its Charter)

         VIRGINIA                         0-22219             56-1999749
         --------                         -------             ----------
(State or other jurisdiction of         (Commission          (IRS Employer
 incorporation or organization)         File Number)         Identification No.)


1311 Carolina Avenue, Washington, North Carolina                27889
------------------------------------------------                -----
(Address of principal executive offices)                      (Zip Code)

                                 (252) 946-4178
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On April 20, 2006, First South Bancorp, Inc. (the "Company") and its wholly owned subsidiary, First South Bank, entered into an Amended and Restated Employment Agreement (the "Amended Employment Agreement") with the Company's and the Bank's President and Chief Executive Officer, Thomas A. Vann. In addition, on April 20, 2006, the Bank entered into an Amended and Restated Change-in-Control Protective Agreement (the "Amended Protective Agreement") with William L. Wall, who serves as Executive Vice President, Chief Financial Officer and Secretary of the Company and the Bank.

         The Amended Employment Agreement amends, restates and supersedes the existing separate Employment Agreements, dated April 7, 1997, between each of the Company and the Bank and Mr. Vann. The Amended Employment Agreement provides for a term of three years. On each anniversary date of the commencement of the Amended Employment Agreement, the term of Mr. Vann's employment will be extended for an additional one-year period beyond the then effective expiration date unless the Company and the Bank or Mr. Vann gives notice not later than 90 days prior to the anniversary date of an intention that the Amended Employment Agreement not be extended beyond its then current term. The Amended Employment Agreement provides Mr. Vann with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits, vacation and sick leave. The Amended Employment Agreement terminates upon Mr. Vann's death, may terminate upon Mr. Vann's disability and is terminable by the Bank for "Just Cause" (as defined in the Amended Employment Agreement). In the event of termination for Just Cause, no severance benefits are available. If the Company or the Bank terminates Mr. Vann without just cause, or if Mr. Vann terminates his employment for "Good Reason," Mr. Vann will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the Amended Employment Agreement plus an additional 12 month's salary, and the Bank will cover the entire cost of the continued participation of Mr. Vann and his spouse in the Bank's group health insurance program through the expiration date of the Amended Employment Agreement and shall continue the life, disability and other benefits which Mr. Vann participated at his termination date through the expiration date of the Amended Employment Agreement. "Good Reason" is defined in the Amended Employment Agreement to mean any of the following events, which has not been consented to in advance by Mr. Vann in writing: (i) the requirement that Mr. Vann move his personal residence, or perform his principal executive functions, more than 30 miles from his primary office; (ii) a material reduction in Mr. Vann's base compensation under the Amended Employment Agreement as the same may be increased from time to time;
(iii) the failure by the Company or the Bank to continue to provide Mr. Vann with compensation and benefits provided under the Amended Employment Agreement as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which Mr. Vann now or hereafter becomes a participant, or the taking of any action by the Company or the Bank which would directly or indirectly reduce any of such benefits or deprive Mr. Vann of any material fringe benefit enjoyed by him under the Amended Employment Agreement; (iv) the assignment to Mr. Vann of duties and responsibilities materially different from those normally associated with his position; (v) a failure to reelect Mr. Vann to the Company's or the Bank's Board of Directors, if Mr. Vann has served on either such Board at any time during the term of the Agreement; (vi) a material diminution or reduction in Mr. Vann's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Company or the Bank; or (vii) a material reduction in the secretarial or other administrative support of Mr. Vann.


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         If the Amended Employment Agreement is terminated due to Mr. Vann's
"disability" (as defined in the Amended Employment Agreement), Mr. Vann will be entitled to a continuation of his salary and benefits through the date of such termination, including any period prior to the establishment of Mr. Vann's disability. In the event of Mr. Vann's death during the term of the Amended Employment Agreement, his estate will be entitled to receive his salary through the last day of the calendar month in which Mr. Vann's death occurred. Mr. Vann is able to voluntarily terminate his Amended Employment Agreement by providing 90 days' written notice to the Boards of Directors of the Bank and the Company, in which case Mr. Vann is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

         The Amended Employment Agreement provides for certain severance benefits to Mr. Vann in the event that either (i) Mr. Vann voluntarily terminates employment for any reason within the 180-day period beginning on the date of a "change in control," as defined in the Amended Employment Agreement,
(ii) Mr. Vann voluntarily terminates employment within 90 days of an event that both occurs during the period that begins on the date six months before a change in control and ends on the later of the second annual anniversary of the effective date of a change in control or the expiration date of the Amended Employment Agreement, including any renewal terms (the "Protected Period") and constitutes Good Reason, or (iii) the Company or Bank or their successor(s) in interest terminate Mr. Vann's employment without his written consent and for any reason other than Just Cause during the Protected Period. In any such event, Mr. Vann will be entitled to receive the following payments and benefits: (i) a cash severance benefit equal to three times his average annual compensation over the five most recently completed taxable years preceding the effective date of the change in control ("annual compensation" means, with respect to any taxable year, the amount reported for the taxable year in Box 1 of Mr. Vann's Form W-2. The severance benefit shall be payable in one lump sum within ten days of Mr. Vann's last day of employment; (ii) for the first 36 months of Mr. Vann's (and spouse's) continued participation in the Bank's health insurance program set forth below, the Bank shall cover the entire cost of such continued participation; and (iii) for a period of 36 months following Mr. Vann's termination date, the Bank shall continue his coverage under the Bank's life, disability and other benefits that Mr. Vann participated at his termination date.

         In addition, the Amended Employment Agreement defines "Covered Benefits" to mean any payment or benefit paid or provided to Mr. Vann by the Company or any affiliate or any successor in interest to the Company (whether pursuant to this Agreement or otherwise) that will be (or in the opinion of Tax Counsel (as defined below) might reasonably be expected to be) subject to any excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). The Amended Employment Agreement provides that in the event that at any time during or after the term of employment Mr. Vann shall receive any Covered Benefits, the Company shall pay to Mr. Vann an additional amount (the "Gross-Up Payment") such that the net amount retained by Mr. Vann from the Gross-Up Payment, after deduction of any federal, state and local income taxes, Excise Tax, and FICA and Medicare withholding taxes on the Gross-Up Payment, shall be equal to the Excise Tax on the Covered Benefits. For purposes of determining the amount of such Excise Tax on the Covered Benefits, the amount of the Covered Benefits that shall be taken into account in calculating the Excise Tax shall be equal to (i) the Covered Benefits, less (ii) the amount of such Covered Benefits that, in the opinion of tax counsel selected by the Company and reasonably acceptable to Mr. Vann ("Tax Counsel"), are not parachute payments (within the meaning of Section 280G(b)(1) of the Code). The Company agreed to indemnify and hold Mr. Vann harmless from any and all losses, costs and expenses (including without limitation, reasonable attorney's fees, reasonable accountant's fees, interest, fines and penalties of any kind) which



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he incurs as a result of any administrative or judicial review of his liability under Section 4999 of the Code by the Internal Revenue Service or any comparable state agency through and including a final judicial determination or final administrative settlement of any dispute arising out of his liability for the Excise Tax or otherwise relating to the classification for purposes of Section 280G of the Code of any of the Covered Benefits or other payment or benefit in the nature of compensation made or provided to Mr. Vann by the Company.

         The Amended Employment Agreement further provides that upon Mr. Vann's termination of employment for any reason other than Just Cause, he and his spouse shall continue to participate in the Bank's group health insurance program for the remainder of their respective lives. The Bank shall, subject to provisions of the Amended Employment Agreement covering termination without Just Cause or for Good Reason and termination in connection with a change in control, fund the cost of such continuation coverage on the same terms as the Bank funded the cost of coverage for Mr. Vann and his spouse immediately prior to his termination of employment (i.e., Mr. Vann will pay the same dollar amount toward the premium costs as he paid immediately prior to his termination of employment), and the Bank shall fund the balance of such costs. If, for any reason, Mr. Vann or his spouse cannot be continued under the Bank's group health insurance program, the Bank shall reimburse Mr. Vann or his spouse for the cost of any substitute coverage obtained by Mr. Vann or his spouse that provides substantially similar benefits. Such reimbursement shall be in an amount determined by reference to the dollar amount paid by Mr. Vann immediately prior to his termination of employment, with the remaining amount paid by the Bank.

         The Amended Employment Agreement provides that to the maximum extent permitted under applicable law, during the term of the Amended Employment Agreement and for a period of six years thereafter, the Company shall indemnify Mr. Vann against and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Company or any affiliate thereof. In addition, during the term of the Amended Employment Agreement and for a period of six years thereafter, the Company shall cause Mr. Vann to be covered by and named as an insured under any policy or contract of insurance obtained by either Company to insure directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or any of its affiliates service in other capacities at its request.

         In the event that Mr. Vann prevails over the Company and the Bank, or obtains a written settlement, in a legal dispute as to the Amended Employment Agreement, he will be reimbursed for his legal and other expenses.

         The Amended Protective Agreement amends, restates and supersedes the existing separate Change-in-Control Protective Agreements with Mr. Wall that became effective January 1, 2000. The Amended Protective Agreement will terminate on the earlier of (a) 12 months following April 20, 2006 (the "Effective Date") or (b) the date on which Mr. Wall terminates employment with the Bank, provided that Mr. Wall's rights under the Amended Protective Agreement will continue following termination of employment if the Amended Protective Agreement was in effect at the date of the change in control. On each annual anniversary date from the Effective Date, the term of the Amended Protective Agreement may be extended for an additional one year period beyond the then


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effective expiration date, upon a determination by the Board of Directors that the performance of Mr. Wall has met the required performance standards and that such Amended Protective Agreement should be extended.

         The Amended Protective Agreement provides that Mr. Wall shall be entitled to collect certain severance benefits in the event that (i) Mr. Wall voluntarily terminates employment for any reason within the 30-day period beginning on the effective date of a Change in Control, (ii) Mr. Wall voluntarily terminates employment within 90 days of an event that both occurs during the "Protected Period" and constitutes "Good Reason," or (iii) the Bank, the Company, or their successor(s) in interest terminate Mr. Wall's employment for any reason other than Just Cause during the Protected Period. Under such circumstances, Mr. Wall would be paid within 10 days of the latter of such termination or the change in control an amount equal to 1.0 times his base annual salary at the rate in effect when the Protected Period begins. The Protected Period is defined in the Amended Protective Agreement as the period that begins on the date that is six months before a change in control and ends on the latter of the second anniversary of the change in control or the expiration date of the Amended Protective Agreement. Good Reason is defined in the Amended Protective Agreement as any one of the following events: (i) requiring Mr. Wall to move his personal residence or perform his principal executive functions more than 30 miles from his primary office; (ii) materially reducing Mr. Wall's base compensation as then in effect, (iii) failing to continue to provide Mr. Wall with compensation and benefits provided for on the date of the change in control or compensation and benefits substantially similar thereto, or the taking of any action that would reduce any of such benefits or deprive Mr. Wall of any material fringe benefit he had at the time of the change in control; (iv) assigning duties and responsibilities to Mr. Wall which are materially different from those normally associated with his position; (v) materially diminishing Mr. Wall's authority and responsibility; (vi) failing to reelect Mr. Wall to the Board of Directors if he is serving on the Board on the date of the change in control; or (vii) materially reducing the secretarial or other administrative support of Mr. Wall.

         A "Change in Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, under the Amended Protective Agreement, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute at least two-thirds of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. In addition, upon Mr. Wall's termination of employment during the Protected Period for any reason other than Just Cause, Mr. Wall and his spouse shall continue to participate in the Bank's group health insurance program for the remainder of their respective lives. The Bank shall fund the cost of such continuation coverage on the same terms as the Bank funded the cost of coverage for Mr. Wall and his spouse immediately prior to his termination of employment (i.e., Mr. Wall will pay the same dollar amount toward the premium costs as he paid immediately prior to his termination of employment), and the Bank shall fund the balance of such costs. If, for any reason, Mr. Wall or his spouse cannot be continued under the Bank's group health insurance program for the period contemplated by this subparagraph, the Bank shall reimburse Mr. Wall or his spouse for the cost of any substitute coverage obtained by Mr. Wall or his spouse that provides substantially similar benefits. Such reimbursement shall be in an amount determined by reference to the dollar amount paid by Mr. Wall immediately prior to his termination of employment, with the remaining amount paid by the Bank.

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         The Amended Protective Agreement defines "Covered Benefits" as any payment or benefit paid or provided to Mr. Wall by the Company, the Bank or any affiliate or any successor in interest to the Company or the Bank (whether pursuant to the Amended Protective Agreement or otherwise) that will be (or in the opinion of Tax Counsel (as defined below) might reasonably be expected to
be) subject to any excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). In the event that at any time during or after the term of employment Mr. Wall shall receive any Covered Benefits, the Company shall pay to Mr. Wall an additional amount (the "Gross-Up Payment") such that the net amount retained by him from the Gross-Up Payment, after deduction of any federal, state and local income taxes, Excise Tax, and FICA and Medicare withholding taxes on the Gross-Up Payment, shall be equal to the Excise Tax on the Covered Benefits. For purposes of determining the amount of such Excise Tax on the Covered Benefits, the amount of the Covered Benefits that shall be taken into account in calculating the Excise Tax shall be equal to (i) the Covered Benefits, less (ii) the amount of such Covered Benefits that, in the opinion of tax counsel selected by the Company and reasonably acceptable to Mr. Wall ("Tax Counsel"), are not parachute payments (within the meaning of Section 280G(b)(1) of the Code). The Company agreed to indemnify and hold Mr. Wall harmless from any and all losses, costs and expenses (including without limitation, reasonable attorney's fees, reasonable accountant's fees, interest, fines and penalties of any kind) which he incurs as a result of any administrative or judicial review of his liability under Section 4999 of the Code by the Internal Revenue Service or any comparable state agency through and including a final judicial determination or final administrative settlement of any dispute arising out of Mr. Wall's liability for the Excise Tax or otherwise relating to the classification for purposes of Section 280G of the Code of any of the Covered Benefits or other payment or benefit in the nature of compensation made or provided to Mr. Wall by the Company.

         In the event that Mr. Wall prevails over the Company or the Bank in a legal dispute as to his Amended Protective Agreement, he will be reimbursed for his legal and other expenses.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                                     First South Bancorp, Inc.
                                     (Registrant)



Date: April 25, 2006                 By: /s/ William L. Wall
                                         --------------------------------------
                                         William L. Wall
                                         Executive Vice President,
                                         Chief Financial Officer and Secretary






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